UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 30, 2017 (January 27, 2017)

THE GO ECO GROUP
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

2 Coleman Court
Southampton, New Jersey   08088
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 27, 2017, we amended our articles of incorporation to:

1.	Reduce the authorized shares of common stock from 10,000,000,000 shares to 2,000,000,000 shares with a par value of $0.0001 per share; and,

2.	To change the name of the company from Liberated Energy, Inc. to The Go Eco Group.

On January 2, 2017, a stockholder who beneficially owned 100,000,001,429 or approximately 99.99% of the combined voting power of the common stock and Series A preferred stock consented in writing to amend our articles of incorporation and to reduce the authorized shares of common stock from 10,000,000,000 shares to 2,000,000,000 shares with a par value of $0.0001 per share and to change the name of the company from Liberated Energy, Inc. to The Go Eco Group.

Also on January 2, 2017, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

The foregoing was reported in an Information Statement filed with the SEC and can be found on EDGAR.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

3.6	Amended Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of January 2017.

THE GO ECO GROUP

BY:	BRIAN CONWAY
Brian Conway President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors